UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2020

ORTHOFIX MEDICAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-19961	98-1340767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3451 Plano Parkway Lewisville, Texas		75056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 937-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value per share	OFIX	Nasdaq Global Select Market

Item 2.02.	Results of Operations and Financial Condition.

On April 9, 2020, Orthofix Medical Inc. (the “Company”) issued a press release that, among other things, announced preliminary financial results for the first quarter of 2020, provided a general business update (including actions taken in response to the COVID-19 global pandemic), and withdrew the Company's  previously announced first quarter and full-year 2020 financial guidance (provided on February 24, 2020). A copy of the release is furnished herewith as Exhibit 99.1.

The information furnished under this Item 2.02 in this Form 8-K, including the exhibit furnished herewith as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as set forth by specific reference in such filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 9, 2020, the Company initiated a borrowing of $100 million under its existing secured revolving credit facility pursuant to the Second Amended and Restated Credit Agreement, dated October 25, 2019, between the Company and certain of its wholly owned subsidiaries and JPMorgan Chase Bank, N.A., as Administrative Agent, and certain other lender parties thereto. The Company initiated this borrowing to preserve financial flexibility in view of the ongoing business disruptions caused by the COVID-19 global pandemic. The Company initially intends to preserve this amount as available cash on hand, in order to fund future operations and strategic initiatives in the event of a prolonged slowdown of elective surgical procedures and/or other prolonged financial effects from COVID-19. Amounts borrowed under the credit facility (including accrued interest) are due and repayable at the facility’s maturity in October 2024, and bear interest at a floating rate. The Company has elected the floating rate to be 3-month LIBOR plus the applicable spread (which spread is initially 1.25%, and going forward is subject to adjustment based on the Company’s net leverage ratio). The Company is permitted to prepay borrowed amounts prior to the maturity date.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
99.1	Press release, dated April 9, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix Medical Inc.
By:	/s/ Kimberley A. Elting
Kimberley A. Elting Chief Legal and Administrative Officer

Date: April 9, 2020